Exhibit 99.2

upbound™

Upbound Group, Inc. Earnings Release

February 20, 2025

Fourth Quarter 2024 Results & Key Metrics

$1,079M	$31M	$123M	$0.55	$1.05
Total Revenue	Net Earnings	Adjusted EBITDA[1]	GAAP Diluted EPS	Non-GAAP Diluted EPS[1]

Achieves FY 2024 Targets for Revenue, Adjusted EBITDA, and Non-GAAP Diluted EPS

Acima GMV Propels Topline and Earnings Growth; Upbound Acquires Brigit in Q1 2025

Fourth Quarter Consolidated Results

- Consolidated revenues of $1,079.2 million increased 6.0% year-over-year, driven by both higher rentals and fees revenue and higher merchandise sales revenue.
- GAAP operating profit of $79.2 million, including $24.7 million of pre-tax costs relating to special items described below, compared to $55.9 million of GAAP operating profit, including $32.5 million of pre-tax costs relating to special items, in the prior year period. Fourth quarter 2024 GAAP operating profit margin was 7.3%, compared to 5.5% in the prior year period.
- Consolidated lease charge-off (LCO) rate of 7.3%, a 20 bps improvement from the prior year period and a 10 bps improvement sequentially.
- Net earnings on a GAAP basis of $31.0 million, compared to a $11.3 million net loss in the prior year period, a $42.3 million increase. Net profit margin of 2.9% increased 400 bps year-over-year.
- Adjusted EBITDA[1] increased 14.1% year-over-year to $122.8 million, due to increases in Adjusted EBITDA in both the Acima and Rent-A-Center segments.
- Adjusted EBITDA margin[1] of 11.4% increased 80 basis points compared to the prior year period, due to an increase in Adjusted EBITDA margin[1] in the Rent-A-Center segment, partially offset by a decrease in Adjusted EBITDA margin[1] in the Acima segment.
- GAAP diluted earnings per share was $0.55, compared to GAAP loss per share of $(0.21) in the prior year period.
- Non-GAAP diluted earnings per share[1], which excludes the impact of special items described below, was $1.05 for the fourth quarter of 2024, compared to $0.81 in the prior year period.

CEO Commentary

"I'm very pleased to share these results after a milestone year for Upbound in 2024. Across our business, we welcomed new customers and merchants to our lease-to-own ecosystem, resulting in 8.2% topline growth and nearly 8% non-GAAP diluted EPS growth. Acima's momentum continued, as it delivered over 17% growth this year on both GMV and revenue, while generating its largest-ever adjusted EBITDA. Rent-A-Center grew same store sales at 1.5%, and we welcomed Brigit, a profitable, industry-leading fintech with over two million customers," noted Upbound CEO Mitch Fadel.

"In 2025, we will focus on building on our growth, through diversification and optimization strategies to deliver revenue, EBITDA and earnings results in line with our long-term targets. Consistent with our mission, we will also continue to elevate our customers' financial opportunity, which we believe will firmly establish Upbound as a leading platform for convenient and flexible financial solutions to underserved communities," concluded Mr. Fadel.

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(1) Non-GAAP financial measure. Refer to definitions and reconciliations elsewhere in this release.

Acima Segment Fourth Quarter Results • GMV increased 15.3% year-over-year, the fifth consecutive quarter of double-digit GMV growth. Growth in GMV was primarily due to an increase in retailer locations, retailer productivity, and our expanding direct-to-consumer offerings. • Revenues of $581.1 million increased 14.4% year-over-year, driven by increases in both rentals and fees revenue and merchandise sales revenue. • Rentals and fees revenue increased 12.5% year-over-year and merchandise sales increased 21.3% year-over-year. • Gross margin decreased 260 bps year-over-year due primarily to merchandise sales representing a larger percentage of revenue, a result of more consumers electing the 90-day purchase option, and the conversion of Acceptance Now locations to the Acima platform. • Lease charge-offs (LCO) were 9.0%, improving 90 bps year-over-year and 20 bps sequentially. • Operating profit and net earnings on a GAAP basis were $69.7 million with a margin of 12.0%, compared to $64.0 million and 11.3% in the third quarter. • Adjusted EBITDA was $80.9 million with a margin of 13.9%, compared to $75.3 million and 13.3% in the third quarter. The sequential increase in Adjusted EBITDA margin was attributable to both higher gross margins and operating expenses remaining roughly flat despite growing revenue. • Retailer locations with at least one funded lease in the quarter increased approximately 8% year-over-year in Q4. Rent-A-Center Segment Fourth Quarter Results • Same store sales were flat year-over-year, an improvement from a 1.6% decrease in the fourth quarter of 2023. • Revenues of $444.0 million decreased 3.3% year-over-year, driven by lower rentals and fees revenue on a smaller portfolio, a result of the sale of 55 stores to a Rent-A-Center franchisee and store consolidation. • Rentals and fees revenue decreased 3.3% year-over-year. Merchandise sales revenue increased 0.7% year-over-year. • Lease charge-offs (LCO) were 5.0%, increasing 80 bps y/y and 10 bps sequentially. • Operating profit and net earnings on a GAAP basis were $69.7 million with a margin of 15.7%, compared to $61.9 million and 13.5% in the prior year period. • Adjusted EBITDA was $75.4 million with a margin of 17.0% in the fourth quarter, compared to $66.7 million and 14.5% in the prior year period. The year-over-year increase in Adjusted EBITDA and Adjusted EBITDA margin was due to lower operating expenses. • As of December 31, 2024, the Rent-A-Center segment owned and operated 1,728 locations, roughly flat compared to the end of the third quarter. Segment Highlights 2

Segment Highlights (continued) Franchising Segment Fourth Quarter Results • Revenues of $35.8 million increased 12.6% year-over-year due to higher inventory sales, primarily a result of the sale of 55 Rent-A-Center stores to a franchisee. • Segment net earnings, on a GAAP basis, and Adjusted EBITDA were both approximately $4.5 million. • As of December 31, 2024, the company had 448 franchised locations. Mexico Segment Fourth Quarter Results • Revenues of $18.3 million increased 9.2% year-over-year on a constant currency basis. • Segment net earnings, on a GAAP basis, and Adjusted EBITDA were approximately $0.7 million and $1.1 million, respectively. • As of December 31, 2024, the Mexico segment owned and operated 132 locations. Corporate Segment Fourth Quarter Results • GAAP operating expenses decreased 8.7% year-over-year. 3

2024 Consolidated Results 4 • Consolidated revenues of $4.3 billion increased 8.2% year-over-year due to increases in both rentals and fees revenue and merchandise sales revenue. • GAAP operating profit of $291.6 million, including $104.6 million of pre-tax costs relating to special items described below, compared to $162.9 million of GAAP operating profit, including $216.9 million of pre-tax costs relating to special items, in the prior year period. GAAP operating profit margin for the full year was 6.7%, compared to 4.1% in the prior year. • Consolidated lease charge-off (LCO) rate increased to 7.3%, up slightly from 7.1% in the prior year. • Net earnings on a GAAP basis of $123.5 million, compared to a $5.2 million net loss in the prior year period. Net profit margin of 2.9% increased 300 bps year-over-year. • Adjusted EBITDA increased 3.8% year-over-year to $473.2 million, due to increases in Adjusted EBITDA in both the Acima and Rent-A-Center segments. • Adjusted EBITDA margin of 11.0% decreased 40 basis points compared to the prior year, driven primarily by a decrease in Adjusted EBITDA margin in the Acima segment, partially offset by an increase in Adjusted EBITDA margin in the Rent-A-Center segment. • GAAP diluted earnings per share was $2.21 compared to GAAP loss per share of $(0.09) in the prior year. • Non-GAAP diluted earnings per share, which excludes the impact of special items described below, was $3.83 for the full year 2024, compared to $3.55 in the prior year. • For the year ended December 31, 2024, the Company returned $82.3 million of cash to shareholders through a $1.48 per share annualized dividend. • For the year ended December 31, 2024, cash flow from operations was $104.7 million. As of December 31, 2024, the value of cash and cash equivalents was $60.9 million, debt outstanding was $1.3 billion, liquidity was $489.2 million, including $428.3 million of revolving credit availability, and net debt to Adjusted EBITDA ratio was 2.7x.1 (1)Net debt to Adjusted EBITDA ratio is defined as outstanding debt less cash and cash equivalents divided by trailing twelve months Adjusted EBITDA, which is a Non-GAAP financial measure. Refer to definitions and reconciliations elsewhere in this presentation.

Full Year 2025 Financial Outlook

The Company is providing the following guidance for its 2025 fiscal year. Due to the inherent uncertainty related to the special items identified in the tables below, management does not believe it is able to provide a meaningful forecast of the comparable GAAP measures or reconciliation to any forecasted GAAP measure without unreasonable effort. The actual amount of these items during 2025 may have a significant impact on our future GAAP results.

Table 1

Consolidated Guidance[1]	Full Year 2025	First Quarter 2025
Revenues ($B)	$4.50 - $4.75	$1.05 - $1.15
Adj. EBITDA Excluding SBC ($M)[2]	$500 - $540	$120 - $130
Non-GAAP Diluted Earnings Per Share[2]	$3.90 - $4.40	$0.90 - $1.00
Free Cash Flow ($M)[2]	$150 - $200	$70 - $100

1. Consolidated includes Acima, Rent-A-Center, Brigit (for the 11 months following the acquisition on January 31, 2025), Mexico, Franchising and Corporate Segments.
2. Non-GAAP financial measure. See descriptions below in this release.

CFO Commentary

"Upbound delivered strong results in Q4, which enabled our performance to meet or exceed the annual guidance that we raised throughout the year. We delivered topline and bottomline growth in Q4 and across 2024, while prudently and tactically managing our risk profile to finish in line with our targets," noted Fahmi Karam, CFO.

"Our capital allocation priorities balanced investments for future growth with capital returns to stakeholders. During the year, we made investments in our enterprise technology to enhance our underwriting, streamline the checkout journey, and multiply the points of connection we have with our customers. We also accelerated Upbound's digital transformation with the acquisition of Brigit, which was closed and funded in early 2025 with the revolver capacity that we had reserved for opportunistic M&A. Concurrently, we supported our dividend and announced another increase this year of 5%.

"In 2025, we expect to see stronger cash flow that continues to support investments in the business, and also an ongoing commitment to reducing our debt and strengthening our balance sheet. We are well positioned to continue the momentum we built in 2024 and drive shareholder value," concluded Mr. Karam.



Conference Call and Webcast Information

Upbound Group, Inc. will host a conference call to discuss fourth quarter results, guidance and other operational matters on the morning of Thursday, February 20, 2025, at 9:00 a.m. ET. For a live webcast of the call, visit https://investor.upbound.com. Certain financial and other statistical information that will be discussed during the conference call will also be provided on the same website.

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Financial Highlights

Key Metrics

Table 2 Metrics ($'s Millions - except per share)		Q4 2024		Q4 2023		Q3 2024
Consolidated						
Revenue	$	1,079.2	$	1,018.1	$	1,068.9
Revenue Y/Y % Change		6.0 %		2.8 %		9.2 %
GAAP Operating Profit	$	79.2	$	55.9	$	70.1
Net Earnings (Loss)	$	31.0	$	(11.3)	$	30.9
Net Profit Margin		2.9 %		(1.1)%		2.9 %
Adj. EBITDA [(1)]	$	122.8	$	107.6	$	116.9
Adj. EBITDA Margin [(1)]		11.4 %		10.6 %		10.9 %
Lease Charge-Off Rate [(5)]		7.3 %		7.5 %		7.4 %
GAAP Operating Expenses as % of Total Revenue		39.8 %		44.9 %		41.3 %
GAAP Diluted EPS	$	0.55	$	(0.21)	$	0.55
Non-GAAP Diluted EPS [(1)]	$	1.05	$	0.81	$	0.95
On-Rent Rental Merchandise, Net	$	1,134.9	$	1,109.9	$	1,016.7
Net Cash Provided by (used in) Operating Activities	$	(61.9)	$	(19.7)	$	106.2
Free Cash Flow [(1)]	$	(74.0)	$	(36.9)	$	88.3
Rent-A-Center Segment						
Lease Portfolio - Monthly Value (as of period end) [(2)]	$	136.8	$	145.0	$	132.2
Same Store Lease Portfolio Value (Y/Y % Change - as of period end) [(3)]		(2.0)%		2.2 %		(0.1)%
Same Store Sales (Y/Y % Change) [(4)]		— %		(1.6)%		2.6 %
Revenue	$	444.0	$	459.3	$	458.7
Revenue Y/Y % Change		(3.3)%		(1.7)%		1.1 %
GAAP Operating Profit/GAAP Net Earnings	$	69.7	$	61.9	$	68.9
Net Profit Margin		15.7 %		13.5 %		15.0 %
Adj. EBITDA [(1)]	$	75.4	$	66.7	$	74.7
Adj. EBITDA Margin [(1)]		17.0 %		14.5 %		16.3 %
On-Rent Rental Merchandise, Net	$	420.4	$	478.8	$	393.4
Lease-Charge Off Rate [(5)]		5.0 %		4.2 %		4.9 %
30+ Day Past Due Rate [(6)]		3.4 %		3.1 %		3.4 %
Corporate Owned Store Count (U.S. & PR - as of period end)		1,728		1,839		1,726
Acima Segment						
GMV [(7)]	$	547.8	$	475.2	$	436.1
GMV (Y/Y % Change) [(7)]		15.3 %		19.0 %		13.0 %
Revenue	$	581.1	$	507.9	$	566.2
Revenue Y/Y % Change		14.4 %		6.6 %		19.1 %
GAAP Operating Profit/GAAP Net Earnings	$	69.7	$	60.4	$	64.0
Net Profit Margin		12.0 %		11.9 %		11.3 %
Adj. EBITDA [(1)]	$	80.9	$	75.0	$	75.3
Adj. EBITDA Margin [(1)]		13.9 %		14.8 %		13.3 %
On-Rent Rental Merchandise, Net	$	693.1	$	606.9	$	602.3
Lease Charge-Off Rate [(5)]		9.0 %		9.9 %		9.2 %
60+ Day Past Due Rate [(8)]		13.3 %		13.0 %		13.4 %

*Please see footnotes on the following page.

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Financial Highlights (continued) (1) Non-GAAP financial measure. Refer to the explanations and reconciliations elsewhere in this release. (2) Lease Portfolio Value: Represents the aggregate dollar value of the expected monthly rental income associated with current active lease agreements from our Rent-A-Center lease-to-own stores and e-commerce platform at the end of any given period. (3) Same Store Lease Portfolio Value: Represents the aggregate dollar value of the expected monthly rental income associated with current active lease agreements from our Rent-A-Center lease-to-own stores that were operated by us for 13 months or more at the end of any given period. The Company excludes from the same store base any store that receives a certain level of customer accounts from closed stores or acquisitions. The receiving store will be eligible for inclusion in the same store base in the 30th full month following account transfer. (4) Same Store Sales (SSS): Same store sales generally represents revenue earned in Rent-A-Center stores that were operated by us for 13 months or more and are reported on a constant currency basis as a percentage of total revenue earned in stores of the segment during the indicated period. The Company excludes from the same store sales base any store that receives a certain level of customer accounts from closed stores or acquisitions. The receiving store will be eligible for inclusion in the same store sales base in the 30th full month following account transfer. (5) Lease Charge-Offs (LCOs) (previously referred to as “skip / stolen losses”): Represents charge-offs of the net book value of unrecoverable on-rent merchandise with lease-to-own customers who are past due. This is typically expressed as a percentage of revenues for the applicable period. For the Rent-A-Center segment, LCOs exclude Get It Now and Home Choice locations. (6) 30+ Days Past Due Rate: Defined as the average number of accounts 30+ days past due as a % of total open leases. (7) Gross Merchandise Volume (GMV): The Company defines Gross Merchandise Volume as the retail value in U.S. dollars of merchandise acquired by the Acima segment that is leased to customers through a transaction that occurs within a defined period, net of estimated cancellations as of the measurement date. (8) 60+ Days Past Due Rate: Defined as the average number of accounts 60+ days past due as a % of total open leases. 7

Financial Highlights (continued)

Key Metrics

Table 3 Metrics ($'s Millions - except per share & store count data)		FY 2024		FY 2023
Consolidated				
Revenue	$	4,320.6	$	3,992.4
Revenue Y/Y % Change		8.2 %		(6.0)%
GAAP Operating Profit	$	291.6	$	162.9
Net Earnings (Loss)	$	123.5	$	(5.2)
Net Profit Margin		2.9 %		(0.1)%
Adj. EBITDA [(1)]	$	473.2	$	455.7
Adj. EBITDA Margin [(1)]		11.0 %		11.4 %
Lease Charge-Off Rate [(5)]		7.3 %		7.1 %
GAAP Operating Expenses as % of Total Revenue		41.4 %		46.6 %
GAAP Diluted EPS	$	2.21	$	(0.09)
Non-GAAP Diluted EPS [(1)]	$	3.83	$	3.55
On-Rent Rental Merchandise, Net	$	1,134.9	$	1,109.9
Net Cash Provided by Operating Activities	$	104.7	$	200.3
Free Cash Flow [(1)]	$	48.4	$	146.9
Rent-A-Center Segment				
Lease Portfolio - Monthly Value (as of period end) [(2)]	$	136.8	$	145.0
Same Store Lease Portfolio Value (Y/Y % Change - as of period end) [(3)]		(2.0)%		2.2 %
Same Store Sales (Y/Y % Change) [(4)]		1.5 %		(4.3)%
Revenue	$	1,863.4	$	1,864.1
Revenue Y/Y % Change		— %		(4.4)%
GAAP Operating Profit/GAAP Net Earnings	$	280.4	$	273.5
Net Profit Margin		15.0 %		14.7 %
Adj. EBITDA [(1)]	$	308.1	$	292.3
Adj. EBITDA Margin [(1)]		16.5 %		15.7 %
On-Rent Rental Merchandise, Net	$	420.4	$	478.8
Lease-Charge Off Rate [(5)]		4.7 %		4.5 %
30+ Day Past Due Rate [(6)]		3.2 %		3.0 %
Corporate Owned Store Count (U.S. & PR - as of period end)		1,728		1,839
Acima Segment				
GMV [(7)]	$	1,851.6	$	1,581.4
GMV (Y/Y % Change) [(7)]		17.1 %		(0.2)%
Revenue	$	2,261.4	$	1,931.3
Revenue Y/Y % Change		17.1 %		(8.5)%
GAAP Operating Profit/GAAP Net Earnings	$	255.5	$	235.5
Net Profit Margin		11.3 %		12.2 %
Adj. EBITDA [(1)]	$	302.4	$	294.2
Adj. EBITDA Margin [(1)]		13.4 %		15.2 %
On-Rent Rental Merchandise, Net	$	693.1	$	606.9
Lease Charge-Off Rate [(5)]		9.4 %		9.3 %
60+ Day Past Due Rate [(8)]		13.0 %		13.3 %

*Please see footnotes on the following page.

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Financial Highlights (continued) 9 (1) Non-GAAP financial measure. Refer to the explanations and reconciliations elsewhere in this release. (2) Lease Portfolio Value: Represents the aggregate dollar value of the expected monthly rental income associated with current active lease agreements from our Rent-A-Center lease-to-own stores and e-commerce platform at the end of any given period. (3) Same Store Lease Portfolio Value: Represents the aggregate dollar value of the expected monthly rental income associated with current active lease agreements from our Rent-A-Center lease-to-own stores that were operated by us for 13 months or more at the end of any given period. The Company excludes from the same store base any store that receives a certain level of customer accounts from closed stores or acquisitions. The receiving store will be eligible for inclusion in the same store base in the 30th full month following account transfer. (4) Same Store Sales (SSS): Same store sales generally represents revenue earned in Rent-A-Center stores that were operated by us for 13 months or more and are reported on a constant currency basis as a percentage of total revenue earned in stores of the segment during the indicated period. The Company excludes from the same store sales base any store that receives a certain level of customer accounts from closed stores or acquisitions. The receiving store will be eligible for inclusion in the same store sales base in the 30th full month following account transfer. (5) Lease Charge-Offs (LCOs) (previously referred to as “skip / stolen losses”): Represents charge-offs of the net book value of unrecoverable on-rent merchandise with lease-to-own customers who are past due. This is typically expressed as a percentage of revenues for the applicable period. For the Rent-A-Center segment, LCOs exclude Get It Now and Home Choice locations. (6) 30+ Days Past Due Rate: Defined as the average number of accounts 30+ days past due as a % of total open leases. (7) Gross Merchandise Volume (GMV): The Company defines Gross Merchandise Volume as the retail value in U.S. dollars of merchandise acquired by the Acima segment that is leased to customers through a transaction that occurs within a defined period, net of estimated cancellations as of the measurement date. (8) 60+ Days Past Due Rate: Defined as the average number of accounts 60+ days past due as a % of total open leases.

About Upbound Group, Inc Upbound Group, Inc. (NASDAQ: UPBD), is a technology and data-driven leader in accessible and inclusive financial solutions that address the evolving needs and aspirations of underserved consumers. The Company’s customer-facing operating units include industry-leading brands such as Acima®, Brigit™, and Rent-A-Center® that facilitate consumer transactions across a wide range of store-based and digital channels, including over 2,300 company branded retail units across the United States, Mexico and Puerto Rico. Upbound Group, Inc. is headquartered in Plano, Texas. For additional information about the Company, please visit our website Upbound.com. Investor Contact Upbound Group, Inc. Jeff Chesnut SVP, IR & Corporate Development 972-801-1108 jeff.chesnut@upbound.com 10

Forward Looking Statements This press release, and the guidance above and the Company's related conference call contain forward-looking statements that involve risks and uncertainties. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "could," "estimate," "predict," "continue," "maintain," "should," "anticipate," "believe," or “confident,” or the negative thereof or variations thereon or similar terminology and including, among others, statements concerning (i) the Company's guidance for 2025 and future outlook, (ii) the impact of ongoing challenging macroeconomic conditions on the Company's business operations, financial performance, and prospects, (iii) the future business prospects and financial performance of the Company as a whole (which includes Bridge IT, Inc. (“Brigit”) following the closing of our acquisition of Brigit on January 31, 2025) and our segments, (iv) the Company’s growth strategies, (v) the Company's expectations, plans and strategy relating to its capital structure and capital allocation, including any share repurchases under the Company's share repurchase program, (vi) the potential impact of legal proceedings, governmental inquiries and investigations the Company is involved in, and (vii) other statements that are not historical facts. However, there can be no assurance that such expectations will occur. The Company's actual future performance could differ materially and adversely from such statements. Factors that could cause or contribute to these differences include, but are not limited to: (1) the possibility that costs, difficulties or disruptions related to the integration of Brigit operations into the Company’s other operations will be greater than expected; (2) the possibility that the anticipated benefits from the Brigit acquisition may not be fully realized or may take longer to realize than expected; (3) the Company’s ability to (i) effectively adjust to changes in the composition of its offerings and product mix as a result of acquiring Brigit and continue to maintain the quality of existing offerings and (ii) successfully introduce other new product or service offerings on a timely and cost-effective basis; (4) change in the Company’s future cash requirements as a result of the Brigit acquisition, whether caused by unanticipated increases in capital expenditures or working capital needs, unanticipated liabilities or otherwise; (5) the Company’s ability to retain the talent and dedication of key employees of Brigit (6) the general strength of the economy and other economic conditions affecting consumer preferences, spending and payment behaviors, including the availability of credit to the Company's target consumers and to other consumers, impacts from continued or renewed inflation, central bank monetary policy initiatives to address inflation concerns and a possible recession or slowdown in economic growth; (7) factors affecting the disposable income available to the Company's current and potential customers; (8) changes in the unemployment rate; (9) capital market conditions, including changes in interest rates and availability of funding sources for the Company; (10) changes in the Company's credit ratings; (11) difficulties encountered in managing the financial and operational performance of the Company's multiple business segments; (12) risks associated with pricing, value proposition and other changes to the Company’s consumer offerings and strategies being deployed in the Company's businesses; (13) the Company's ability to continue to effectively execute its strategic initiatives, including mitigating risks associated with any potential additional mergers and acquisitions, or lease-to-own refranchising opportunities; (14) the Company's ability to identify potential acquisition candidates, complete acquisitions and successfully integrate acquired companies, including Brigit; (15) failure to effectively manage the Company's operating labor and non-labor operating expenses, including merchandise losses for our lease-to-own offerings; (16) disruptions caused by the operation of the Company's information management systems or disruptions in the systems of the Company's host retailers or other third parties with whom the Company does business; (17) risks related to the Company's virtual lease-to-own business, including the Company's ability to continue to develop and successfully implement the necessary technologies; (18) the Company's ability to achieve the benefits expected from its integrated virtual and staffed third-party retailer offering and to successfully grow this business segment; (19) exposure to potential operating margin degradation due to the higher cost of merchandise and higher merchandise losses in the Company's Acima segment compared to our Rent-A-Center segment; (20) additional risks associated with the Company’s recently acquired Brigit business and its consumer products and services, including managing losses and payment defaults, regulatory, licensing and other compliance risks, risks associated with Brigit’s reliance on regulated banks and on providers of third party data, technology and other third-party service providers; and other new risks for our company; (21) litigation or administrative proceedings to which the Company is or may be a party to from time to time and changes in estimates relating to litigation reserves including, in each case in connection with the regulatory and litigation matters described in the Company’s most recent Form 10-K or Form 10-Q; (22) the Company’s compliance with applicable statutes and regulations governing the Company’s businesses, impacts from the enforcement of existing laws and regulations and the enactment of new laws and regulations adversely affecting the Company’s business, including in connection with the regulatory matters in which the Company is involved, and any legislative or other regulatory enforcement efforts that seek to re-characterize store-based or virtual lease-to-own transactions as credit sales and to apply consumer credit laws and regulations to the Company’s lease-to-own business or to apply credit laws to Brigit’s consumer offerings; (23) the Company's transition to more readily scalable “cloud-based” solutions; (24) the Company's ability to develop and successfully implement digital or e-commerce capabilities, including mobile applications; (25) the Company's ability to protect its proprietary intellectual property; (26) the Company's ability or that of the Company's host retailers or other third parties with whom the company does business to protect the integrity and security of customer, employee, supplier and host retailer or other third party information, which may be adversely affected by hacking, computer viruses, or similar disruptions; (27) impairment of the Company's goodwill or other intangible assets; (28) disruptions in the Company's supply chain; (29) limitations of, or disruptions in, the Company's distribution network; (30) rapid inflation or deflation in the prices of the Company's lease-to-own products and other related costs; (31) allegations of product safety and quality control issues, including recalls of goods the Company leases to customers; (32) the Company's ability to execute, as well as, the effectiveness of, lease-to-own store consolidations, including the Company's ability to retain the revenue from customer accounts merged into another store location as a result of a store consolidation; (33) the Company's available cash flow and its ability to generate sufficient cash flow to continue paying dividends; (34) increased competition from traditional competitors, virtual lease-to-own competitors, online retailers, Buy-Now-Pay-Later, earned wage access and financial health technology competitors and other fintech companies and other competitors, including subprime lenders; (35) the Company's ability to identify and successfully market products and services that appeal to its current and future targeted customer segments and to accurately estimate the size of the total addressable market; (36) consumer preferences and perceptions of the Company's brands; (37) the Company’s ability to effectively provide consumers with additional products and services beyond lease-to-own and products and services currently offered by Brigit, including through third party partnerships; (38) the Company's ability to retain the revenue associated with acquired lease-to-own customer accounts and enhance the performance of acquired stores; (39) the Company's ability to enter into new rental or lease purchase agreements and collect on existing rental or lease purchase agreements; (40) changes in tariff policies, including any impacts from tariffs imposed by the current Presidential Administration on the price of imported goods, or consumer prices overall or other financial impacts of such tariffs or any retaliatory tariffs enacted by U.S. trading partners on the Company’s costs or target consumers; (41) adverse changes in the economic conditions of the industries, countries or markets that the Company serves; (42) information technology and data security costs; (43) the impact of any breaches in data security or other disturbances to the Company's information technology and other networks (44) changes in estimates relating to self-insurance liabilities and income tax reserves; (45) changes in the Company's effective tax rate; (46) fluctuations in foreign currency exchange rates; (47) the Company's ability to maintain an effective system of internal controls; and (48) the other risks detailed from time to time in the Company's SEC reports, including but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2023, and in its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. 11

Upbound Group, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

Table 4 *(in thousands, except per share data)*	Three Months Ended December 31, 2024	Three Months Ended December 31, 2023	Year Ended December 31, 2024	Year Ended December 31, 2023
Revenues				
Rentals and fees	$ 877,311	$ 840,639	$ 3,513,658	$ 3,261,678
Merchandise sales	148,045	126,510	624,735	541,766
Installment sales	16,551	18,439	60,884	63,630
Franchise merchandise sales	27,989	25,276	88,125	95,054
Royalty income and fees	6,199	5,780	24,738	24,416
Other	3,133	1,447	8,424	5,869
Total revenues	1,079,228	1,018,091	4,320,564	3,992,413
Cost of revenues				
Cost of rentals and fees	347,445	313,499	1,355,539	1,199,161
Cost of merchandise sold	189,121	160,015	773,937	652,894
Cost of installment sales	6,467	6,638	22,523	22,997
Franchise cost of merchandise sold	27,957	25,337	88,214	95,103
Total cost of revenues	570,990	505,489	2,240,213	1,970,155
Gross profit	508,238	512,602	2,080,351	2,022,258
Operating expenses				
Operating labor	142,217	153,068	609,169	613,538
Non-labor operating expenses	197,878	206,652	811,635	775,919
General and administrative expenses	52,249	51,272	212,450	201,706
Depreciation and amortization	12,025	13,219	50,886	51,321
Other gains and charges	24,714	32,496	104,580	216,909
Total operating expenses	429,083	456,707	1,788,720	1,859,393
Operating profit	79,155	55,895	291,631	162,865
Debt refinancing charges	—	—	6,604	—
Interest expense	25,422	29,185	110,585	113,418
Interest income	(646)	(730)	(3,099)	(3,420)
Earnings before income taxes	54,379	27,440	177,541	52,867
Income tax expense	23,397	38,694	54,063	58,046
Net earnings (loss)	$ 30,982	$ (11,254)	$ 123,478	$ (5,179)
Basic weighted average shares	54,721	54,031	54,654	54,978
Basic earnings (loss) per common share	$ 0.57	$ (0.21)	$ 2.26	$ (0.09)
Diluted weighted average shares	56,112	54,031	55,933	54,978
Diluted earnings (loss) per common share	$ 0.55	$ (0.21)	$ 2.21	$ (0.09)

REVENUES BY SEGMENT				
Acima	$ 581,123	$ 507,904	$ 2,261,446	$ 1,931,325
Rent-A-Center	444,026	459,292	1,863,425	1,864,123
Mexico	18,261	19,099	78,726	74,625
Franchising	35,818	31,796	116,967	122,340
Total revenues	$ 1,079,228	$ 1,018,091	$ 4,320,564	$ 3,992,413

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12

Upbound Group, Inc. and Subsidiaries SELECTED BALANCE SHEETS HIGHLIGHTS - UNAUDITED Table 5 December 31, (in thousands) 2024 2023 Cash and cash equivalents $ 60,860 $ 93,705 Receivables, net 156,438 111,005 Prepaid expenses and other assets 54,205 50,259 Rental merchandise, net On rent 1,134,860 1,109,896 Held for rent 113,922 124,167 Operating lease right-of-use assets 265,537 289,702 Goodwill 290,189 289,750 Total assets 2,649,662 2,721,430 Operating lease liabilities $ 272,983 $ 293,435 Senior debt, net 867,726 866,707 Senior notes, net 441,890 439,920 Total liabilities 2,020,678 2,161,058 Total stockholders’ equity 628,984 560,372 13

Non-GAAP Financial Measures This release and the Company's related conference call contain certain financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (GAAP), including (1) Non-GAAP diluted earnings per share (net earnings or loss, as adjusted for special items (as defined below), net of taxes, divided by the number of shares of our common stock on a fully diluted basis), (2) Adjusted EBITDA (net earnings before interest, taxes, stock-based compensation, depreciation and amortization, as adjusted for special items) on a consolidated and segment basis, (3) Adjusted EBITDA margin (Adjusted EBITDA divided by total revenue) on a consolidated and segment basis, (4) Free Cash Flow (net cash provided by operating activities less capital expenditures), and (5) Net debt to adjusted EBITDA (outstanding debt less cash and cash equivalents divided by trailing twelve months Adjusted EBITDA). “Special items” refers to certain gains and charges we view as extraordinary, unusual or non-recurring in nature or which we believe do not reflect our core business activities. Special items are reported as Other Gains and Charges in our Consolidated Statements of Operations. For the periods presented herein, these special items are described in the quantitative reconciliation tables included below in this release. Because of the inherent uncertainty related to these special items, management does not believe it is able to provide a meaningful forecast of the comparable GAAP measures or reconciliation to any forecasted GAAP measure without unreasonable effort. These non-GAAP measures are additional tools intended to assist our management in comparing our performance on a more consistent basis for purposes of business decision-making by removing the impact of certain items management believes do not directly reflect our core operations. These measures are intended to assist management in evaluating operating performance and liquidity, comparing performance and liquidity across periods, planning and forecasting future business operations, helping determine levels of operating and capital investments and identifying and assessing additional trends potentially impacting our Company that may not be shown solely by comparisons of GAAP measures. Consolidated Adjusted EBITDA is also used as part of our incentive compensation program for our executive officers and others. We believe these non-GAAP financial measures also provide supplemental information that is useful to investors, analysts and other external users of our consolidated financial statements in understanding our financial results and evaluating our performance and liquidity from period to period. However, non-GAAP financial measures have inherent limitations and are not substitutes for, or superior to, GAAP financial measures, and they should be read together with our consolidated financial statements prepared in accordance with GAAP. Further, because non-GAAP financial measures are not standardized, it may not be possible to compare such measures to the non-GAAP financial measures presented by other companies, even if they have the same or similar names. 14

Reconciliation of Net Earnings (Loss) to Net Earnings Excluding Special Items and Non-GAAP Diluted Earnings Per Share

Table 6

(in thousands)	Three Months Ended December 31, 2024 Gross Profit	Operating Profit	Earnings Before Income Tax	Tax Expense	Net Earnings	Diluted Earnings per Share
GAAP Results	$ 508,238	$ 79,155	$ 54,379	$ 23,397	$ 30,982	$ 0.55
Plus: Special Items[1]						
Acima acquired assets depreciation and amortization[2]	—	14,899	14,899	3,407	11,492	0.21
Legal matters[3]	—	4,026	4,026	921	3,105	0.06
Transaction fees[4]	—	3,656	3,656	836	2,820	0.05
Accelerated stock compensation[5]	—	1,652	1,652	378	1,274	0.02
Asset impairments	—	(16)	(16)	(4)	(12)	—
Other[6]	—	497	497	114	383	—
Discrete income tax items	—	—	—	(8,978)	8,978	0.16
Non-GAAP Adjusted Results	$ 508,238	$ 103,869	$ 79,093	$ 20,071	$ 59,022	$ 1.05

(1) Special items are reported as Other Gains and Charges in the Company's Consolidated Statements of Operations included in Table 4 of this earnings release.

(2) Includes amortization expense of approximately $11.0 million related to the total fair value of acquired intangible assets and incremental depreciation expense of approximately $4.0 million related to the fair value of acquired software assets.

(3) Includes estimated legal accrual of $2.5 million and related litigation and defense expenses of $1.6 million for regulatory lawsuits with the Consumer Financial Protection Bureau and New York Attorney General, as well as the Multi-State Attorneys' General regulatory investigation.

(4) Represents transaction fees related to Brigit acquisition.

(5) Represents accelerated stock compensation expense related to our letter agreement with the Company's Chief Executive Officer.

(6) Includes shutdown and holding expenses related to store closures of $0.4 million.

Table 7

(in thousands)	Three Months Ended December 31, 2023 Gross Profit	Operating Profit	Earnings Before Income Tax	Tax Expense	Net (Loss) Earnings	Diluted (Loss) Earnings per Share
GAAP Results	$ 512,602	$ 55,895	$ 27,440	$ 38,694	$ (11,254)	$ (0.21)
Plus: Special Items[1]						
Acima equity consideration vesting[2]	—	9,379	9,379	(33,055)	42,434	0.76
Acima acquired assets depreciation and amortization[3]	—	18,233	18,233	15,228	3,005	0.05
Accelerated software depreciation[4]	—	4,609	4,609	4,356	253	—
Legal matters	—	275	275	263	12	—
Discrete income tax items	—	—	—	(10,736)	10,736	0.19
Non-GAAP Adjusted Results	$ 512,602	$ 88,391	$ 59,936	$ 14,750	$ 45,186	$ 0.81

(1) Special items are reported as Other Gains and Charges in the Company's Consolidated Statements of Operations included in Table 4 of this earnings release.

(2) Represents stock compensation expense related to common stock issued to Acima Holdings employees under restricted stock agreements as part of the acquisition proceeds subject to vesting restrictions.

(3) Includes amortization expense of approximately $14.2 million related to the total fair value of acquired intangible assets and incremental depreciation expense of approximately $4.0 million.

(4) Represents incremental depreciation expense related to the acceleration of the remaining useful life of the point-of-sale system that was fully deployed in the third quarter of 2024.

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Reconciliation of Net Earnings (Loss) to Net Earnings Excluding Special Items and Non-GAAP Diluted Earnings Per Share

Table 8

(in thousands)	Year Ended December 31, 2024 Gross Profit	Operating Profit	Earnings Before Income Tax	Tax Expense	Net Earnings	Diluted Earnings per Share
GAAP Results	$ 2,080,351	$ 291,631	$ 177,541	$ 54,063	$ 123,478	$ 2.21
Plus: Debt refinancing charges	—	—	6,604	1,883	4,721	0.08
Plus: Special Items[1]						
Acima acquired assets depreciation and amortization[2]	—	61,347	61,347	15,656	45,691	0.82
Legal matters[3]	—	15,764	15,764	3,532	12,232	0.22
Accelerated software depreciation[4]	—	6,145	6,145	1,752	4,393	0.08
Asset impairments[5]	—	5,944	5,944	1,700	4,244	0.08
Accelerated stock compensation[6]	—	5,073	5,073	1,241	3,832	0.06
Acima equity consideration vesting[7]	—	4,893	4,893	(1,028)	5,921	0.11
Transaction fees[8]	—	3,656	3,656	836	2,820	0.05
Other[9]	—	1,758	1,758	435	1,323	0.02
Discrete income tax items	—	—	—	(5,521)	5,521	0.10
Non-GAAP Adjusted Results	$ 2,080,351	$ 396,211	$ 288,725	$ 74,549	$ 214,176	$ 3.83

(1) Special items are reported as Other Gains and Charges in the Company's Consolidated Statements of Operations included in Table 4 of this earnings release.

(2) Includes amortization of approximately $45.5 million related to the total fair value of acquired intangible assets and incremental depreciation of approximately $15.9 million.

(3) Includes estimated legal accrual of $10.7 million and related litigation and defense expenses of $5.1 million for regulatory lawsuits with the Consumer Financial Protection Bureau and New York Attorney General, as well as the Multi-State Attorneys' General regulatory investigation.

(4) Represents incremental depreciation expense related to the acceleration of the remaining useful life of the point-of-sale system used by our Rent-A-Center lease-to-own stores, due to the transition to a new internally developed point-of-sale system expected to be fully deployed in the third quarter of 2024.

(5) Includes lease impairments of approximately $5.3 million and fixed assets impairments of approximately $0.6 million.

(6) Represents accelerated stock compensation expense related to our letter agreement with the Company's Chief Executive Officer.

(7) Represents stock compensation expense related to common stock issued to Acima Holdings employees under restricted stock agreements as part of the acquisition proceeds subject to vesting restrictions.

(8) Represents transaction fees related to Brigit acquisition.

(9) Includes shutdown and holding expenses related to store closures of $1.4 million.

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Reconciliation of Net (Loss) Earnings to Net Earnings Excluding Special Items and Non-GAAP Diluted Earnings Per Share

Table 9

(in thousands)	Year Ended December 31, 2023					
	Gross Profit	Operating Profit	Earnings Before Income Tax	Tax Expense	Net (Loss) Earnings	Diluted (Loss) Earnings per Share
GAAP Results	$ 2,022,258	$ 162,865	$ 52,867	$ 58,046	$ (5,179)	$ (0.09)
Plus: Special Items[1]						
Acima equity consideration vesting[2]	—	137,507	137,507	(28,876)	166,383	2.95
Acima acquired assets depreciation and amortization[3]	—	72,934	72,934	45,826	27,108	0.48
Accelerated software depreciation[4]	—	9,218	9,218	5,792	3,426	0.06
Legal matters	—	319	319	200	119	—
Other[5]	—	(3,069)	(3,069)	(1,928)	(1,141)	(0.02)
Discrete income tax items	—	—	—	(9,546)	9,546	0.17
Non-GAAP Adjusted Results	$ 2,022,258	$ 379,774	$ 269,776	$ 69,514	$ 200,262	$ 3.55

(1) Special items are reported as Other Gains and Charges in the Company's Consolidated Statements of Operations included in Table 4 of this earnings release.

(2) Represents stock compensation expense related to common stock issued to Acima Holdings employees under restricted stock agreements as part of the acquisition proceeds subject to vesting restrictions

(3) Includes amortization of approximately $57.0 million related to the total fair value of acquired intangible assets, incremental depreciation of approximately $15.9 million.

(4) Represents incremental depreciation expense related to the acceleration of the remaining useful life of the point-of-sale system used by our Rent-A-Center lease-to-own stores, due to the transition to a new internally developed point-of-sale system expected to be fully deployed in the third quarter of 2024.

(5) Represents interest income on tax refunds of prior years received in 2023.

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Reconciliation of Net Earnings (Loss) to Adjusted EBITDA (Consolidated and by Segment)

Table 10

	Three Months Ended December 31, 2024					
(in thousands)	Acima	Rent-A-Center	Mexico	Franchising	Corporate	Consolidated
Net earnings (loss)	$ 69,653	$ 69,693	$ 667	$ 4,500	$ (113,531)	$ 30,982
Plus: Interest expense, net	—	—	—	—	24,776	24,776
Plus: Income tax expense	—	—	—	—	23,397	23,397
Operating profit (loss)	69,653	69,693	667	4,500	(65,358)	79,155
Plus: Depreciation and amortization	352	5,390	427	33	5,823	12,025
Plus: Stock-based compensation	—	—	—	—	6,859	6,859
Plus: Special Items[(1)]						
Acima acquired assets depreciation and amortization[(2)]	10,927	—	—	—	3,972	14,899
Legal matters[(3)]	—	—	—	—	4,026	4,026
Transaction fees[(4)]	—	—	—	—	3,656	3,656
Accelerated stock compensation[(5)]	—	—	—	—	1,652	1,652
Asset impairments	—	(16)	—	—	—	(16)
Other[(6)]	—	360	—	—	137	497
Adjusted EBITDA	$ 80,932	$ 75,427	$ 1,094	$ 4,533	$ (39,233)	$ 122,753

(1) Special items are reported as Other Gains and Charges in the Company's Consolidated Statements of Operations included in Table 4 of this earnings release.
(2) Includes amortization expense of approximately $11.0 million related to the total fair value of acquired intangible assets and incremental depreciation expense of approximately $4.0 million.
(3) Includes estimated legal accrual of $2.5 million and related litigation and defense expenses of $1.6 million for regulatory lawsuits with the Consumer Financial Protection Bureau and New York Attorney General, as well as the Multi-State Attorneys' General regulatory investigation.
(4) Represents transaction fees related to Brigit acquisition.
(5) Represents accelerated stock compensation expense related to our letter agreement with the Company's Chief Executive Officer.
(6) Includes shutdown and holding expenses related to store closures of $0.4 million.

Table 11

	Three Months Ended December 31, 2023					
(in thousands)	Acima	Rent-A-Center	Mexico	Franchising	Corporate	Consolidated
Net earnings (loss)	$ 60,378	$ 61,880	$ 1,429	$ 3,807	$ (138,748)	$ (11,254)
Plus: Interest expense, net	—	—	—	—	28,455	28,455
Plus: Income tax expense	—	—	—	—	38,694	38,694
Operating profit (loss)	60,378	61,880	1,429	3,807	(71,599)	55,895
Plus: Depreciation and amortization	398	4,852	326	36	7,607	13,219
Plus: Stock-based compensation	—	—	—	—	6,012	6,012
Plus: Special Items[(1)]						
Acima acquired assets depreciation and amortization[(2)]	14,262	—	—	—	3,971	18,233
Acima equity consideration vesting[(3)]	—	—	—	—	9,379	9,379
Accelerated software depreciation[(4)]	—	—	—	—	4,609	4,609
Legal matters	—	—	—	—	275	275
Adjusted EBITDA	$ 75,038	$ 66,732	$ 1,755	$ 3,843	$ (39,746)	$ 107,622

(1) Special items are reported as Other Gains and Charges in the Company's Consolidated Statements of Operations included in Table 4 of this earnings release.
(2) Includes amortization expense of approximately $14.2 million related to the total fair value of acquired intangible assets and incremental depreciation expense of approximately $4.0 million.
(3) Represents stock compensation expense related to common stock issued to Acima Holdings employees under restricted stock agreements as part of the acquisition proceeds subject to vesting restrictions.
(4) Represents incremental depreciation expense related to the acceleration of the remaining useful life of the point-of-sale system that was fully deployed in the third quarter of 2024.

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Reconciliation of Net Earnings (Loss) to Adjusted EBITDA (Consolidated and by Segment)

Table 12	Year Ended December 31, 2024					
(in thousands)	Acima	Rent-A-Center	Mexico	Franchising	Corporate	Consolidated
Net earnings (loss)	$ 255,549	$ 280,423	$ 4,806	$ 16,737	$ (434,037)	$ 123,478
Plus: Interest expense, net	—	—	—	—	107,486	107,486
Plus: Income tax expense	—	—	—	—	54,063	54,063
Plus: Debt refinancing charges	—	—	—	—	6,604	6,604
Operating profit (loss)	255,549	280,423	4,806	16,737	(265,884)	291,631
Plus: Amortization, Depreciation	1,376	20,367	1,566	141	27,436	50,886
Plus: Stock-based compensation	—	—	—	—	26,108	26,108
Plus: Special Items[(1)]						
Acima acquired assets depreciation and amortization[(2)]	45,460	—	—	—	15,887	61,347
Legal matters[(3)]	—	—	—	—	15,764	15,764
Accelerated software depreciation[(4)]	—	—	—	—	6,145	6,145
Asset Impairment[(5)]	—	5,944	—	—	—	5,944
Accelerated stock compensation[(6)]	—	—	—	—	5,073	5,073
Acima equity consideration vesting[(7)]	—	—	—	—	4,893	4,893
Transaction fees[(8)]	—	—	—	—	3,656	3,656
Other[(9)]	—	1,384	—	—	374	1,758
Adjusted EBITDA	$ 302,385	$ 308,118	$ 6,372	$ 16,878	$ (160,548)	$ 473,205

(1) Special items are reported as Other Gains and Charges in the Company's Consolidated Statements of Operations included in Table 4 of this earnings release.

(2) Includes amortization of approximately $45.5 million related to the total fair value of acquired intangible assets and incremental depreciation of approximately $15.9 million.

(3) Includes estimated legal accrual of $10.7 million and related litigation and defense expenses of $5.1 million for regulatory lawsuits with the Consumer Financial Protection Bureau and New York Attorney General, as well as the Multi-State Attorneys' General regulatory investigation.

(4) Represents incremental depreciation expense related to the acceleration of the remaining useful life of the point-of-sale system used by our Rent-A-Center lease-to-own stores, due to the transition to a new internally developed point-of-sale system expected to be fully deployed in the third quarter of 2024.

(5) Includes lease impairments of approximately $5.3 million and fixed assets impairments of approximately $0.6 million.

(6) Represents accelerated stock compensation expense related to our letter agreement with the Company's Chief Executive Officer.

(7) Represents stock compensation expense related to common stock issued to Acima Holdings employees under restricted stock agreements as part of the acquisition proceeds subject to vesting restrictions.

(8) Represents transaction fees related to Brigit acquisition.

(9) Includes shutdown and holding expenses related to store closures of $1.4 million.

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Reconciliation of Net Earnings (Loss) to Adjusted EBITDA (Consolidated and by Segment)

Table 13

(in thousands)	Year Ended December 31, 2023					
	Acima	Rent-A-Center	Mexico	Franchising	Corporate	Consolidated
Net earnings (loss)	$ 235,480	$ 273,518	$ 4,846	$ 17,087	$ (536,110)	$ (5,179)
Plus: Interest expense, net	—	—	—	—	109,998	109,998
Plus: Income tax expense	—	—	—	—	58,046	58,046
Operating profit (loss)	235,480	273,518	4,846	17,087	(368,066)	162,865
Plus: Amortization, Depreciation	1,661	18,816	1,206	146	29,492	51,321
Plus: Stock-based compensation	—	—	—	—	24,609	24,609
Plus: Special Items[1]						
Acima equity consideration vesting[2]	—	—	—	—	137,507	137,507
Acima acquired assets depreciation and amortization[3]	57,048	—	—	—	15,886	72,934
Accelerated software depreciation[4]	—	—	—	—	9,218	9,218
Legal matters	—	—	—	—	319	319
Other[5]	—	—	—	—	(3,069)	(3,069)
Adjusted EBITDA	$ 294,189	$ 292,334	$ 6,052	$ 17,233	$ (154,104)	$ 455,704

(1) Special items are reported as Other Gains and Charges in the Company's Consolidated Statements of Operations included in Table 4 of this earnings release.

(2) Represents stock compensation expense related to common stock issued to Acima Holdings employees under restricted stock agreements as part of the acquisition proceeds subject to vesting restrictions.

(3) Includes amortization of approximately $57.0 million related to the total fair value of acquired intangible assets, incremental depreciation of approximately $15.9 million.

(4) Represents incremental depreciation expense related to the acceleration of the remaining useful life of the point-of-sale system used by our Rent-A-Center lease-to-own stores, due to the transition to a new internally developed point-of-sale system expected to be fully deployed in the third quarter of 2024.

(5) Represents interest income on tax refunds of prior years received in 2023.

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Reconciliation of Net Cash (Used in) Provided by Operating Activities to Free Cash Flow Table 14 Three Months Ended December 31, Year Ended December 31, (in thousands) 2024 2023 2024 2023 Net cash (used in) provided by operating activities $ (61,945) $ (19,652) $ 104,721 $ 200,290 Purchase of property assets (12,083) (17,235) (56,275) (53,402) Free cash flow $ (74,028) $ (36,887) $ 48,446 $ 146,888 21

Table 15 Q4 (in millions) 2024 Outstanding debt $ 1,327.3 Less: Cash and cash equivalents 60.9 Net debt 1,266.4 Adjusted EBITDA Q1 2024 109.1 Q2 2024 124.5 Q3 2024 116.9 Q4 2024 122.8 Trailing twelve month Adjusted EBITDA $ 473.2 Net debt to adjusted EBITDA Ratio 2.7 x (1) Additional details of Adjusted EBITDA are included in the Reconciliation of Net Earnings to Adjusted EBITDA (Consolidated and by Segment) tables of our quarterly earnings releases which can be found on the Company's investor relations website. Reconciliation of Leverage Ratio 22